Exhibit 10.1

[*] = Certain identified information contained in this document, marked by brackets, is omitted because it is both (i) not material and (ii) is the type of information that Power Integrations, Inc. treats as private or confidential.

AMENDMENT NUMBER THIRTEEN TO AMENDED AND RESTATED

WAFER SUPPLY AGREEMENT

This Amendment Number Thirteen (the "Amendment"), is effective as of February 17, 2022 (the "Amendment Effective Date"), and amends the Amended and Restated Wafer Supply Agreement that is effective as of April 1, 2003, as further amended by Amendment Number One that is effective as of August 11, 2004, Amendment Number Two, that is effective as of April 1, 2008, Amendment Number Three, that is effective as of June 9, 2008, Amendment Number Four, that is effective as of June 13, 2008, Amendment Number Five that is effective as of November 14, 2008, Amendment Number Six that is effective as of November 1, 2015, Amendment Number Seven that is effective as of August 8, 2016, Amendment Number Eight that is effective as of July 26, 2017, Amendment Number Nine that is effective as of February 6, 2019, amendment Number 10 that is effective as of December 16, 2019, Amendment Number Eleven that is effective as of December 20, 2019, and Amendment Number Twelve that is effective as of September 17, 2020 (the "Agreement"), by and between Lapis Semiconductor Co., Ltd., a Japanese corporation having its registered head office at 2-4-8 Shinyokohama, Kouhoku-ku Yokohama 222-8575 Japan ("LAPIS") and Power Integrations, Ltd. d.b.a. Power Integrations International, Ltd. ("PI") a Cayman Islands corporation having its principal place of business at 4th Floor, Century Yard, Cricket Square, Elgin Avenue, P.O. Box 32322, Grand Cayman K Y 1-1209. Unless specifically designated otherwise, capitalized terms used herein shall have the same meanings given them in the Agreement.

RECITALS

WHEREAS, PI and LAPIS desire to amend the terms of the Agreement; and

WHEREAS, in accordance with Section 18.10 of the Agreement, the Agreement may be amended only by an instrument in writing duly executed by authorized officers of LAPIS and PI.

Now, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

AGREEMENT

1.	Add the following new section in ARTICLE 24:

24.7Manufacture of [*] at LAPIS

24.7.1LAPIS will manufacture some or all [*] at the [*] facility (“[*]”) and at the [*] facility (“[*]”) ([*] converted to an [*] equivalent basis).  The mix of processes used to manufacture [*] at [*] and [*] will be agreed in writing by both parties.

24.7.2The monthly commitment to manufacture [*], in addition to the [*], shall be not less than [*] at [*] and [*] at [*].

24.7.3LAPIS agrees that the [*] manufactured at [*], [*] and [*] will each be manufactured in accordance with all commercial terms and conditions of the previous amendments to this Agreement that address the manufacture of [*] at [*], including volumes and pricing.

24.7.4For avoidance of doubt, all improvements necessary to support the manufacture of [*] at LAPIS will be paid by LAPIS.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives, effective as of the Amendment Effective Date.

LAPIS SEMICONDUCTOR CO., LTD.	POWER INTEGRATIONS, LTD. d.b.a. POWER INTEGRATIONS INTERNATIONAL, LTD.
Signature: /Kazumasa Wakuno/ Name: Kazumasa Wakuno Title: President	Signature: /Sunil Gupta/ Sunil Gupta President and Director